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                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ---------------

                                    OSCA, Inc.
             (Exact name of registrant as specified in its charter)

                                ---------------

                   Delaware                             72-0868136
         (State or other jurisdiction of             (I.R.S. Employer
          incorporation or organization)              Identification No.)

                                ---------------

                            156 COMMISSION BOULEVARD
                           LAFAYETTE, LOUISIANA 70508
                            TELEPHONE: (318) 837-6047
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                   OSCA, INC.
                             OSCA, INC. SAVINGS PLAN
                            (Full title of the plan)

                                STEVEN J. BRADING
                             CHIEF FINANCIAL OFFICER
                            156 COMMISSION BOULEVARD
                           LAFAYETTE, LOUISIANA 70508
                            TELEPHONE: (318) 837-6047
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                              PROPOSED
                                                              AMOUNT TO BE     MAXIMUM     PROPOSED
                     TITLE OF SECURITIES                      REGISTERED(1)   AGGREGATE     MAXIMUM     AMOUNT OF
                      TO BE REGISTERED                                        OFFERING     AGGREGATE   REGISTRATION
                                                                              PRICE PER    OFFERING        FEE
                                                                               SHARE(2)     PRICE
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value.................................  1,000,000       $19.75     $19,750,000    $4,937.50
--------------------------------------------------------------------------------------------------------------------
Plan Interests (3)...........................................Indeterminate
====================================================================================================================

(1) This Registration Statement includes shares of the Registrant purchased by the Osca, Inc. Savings Plan by the Registrant pursuant to one of its investment options in the open market. Accordingly, the number of shares being registered is an estimate. This Registration Statement also includes an indeterminate number of shares that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Securities and Exchange Commission Rule 457(c); based on the average of the high and low price per share of the Common Stock on March 28, 2001, as reported on the Nasdaq National Market.
(3) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


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                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information. The documents containing the information specified in Part I, Items 1 and 2, will be delivered in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended ("Securities Act"). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, and the documents incorporated by reference in this Registration Statement pursuant to
         Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information. Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the OSCA, Inc. Savings Plan are available without charge by contacting:

                                STEVEN J. BRADING
                             CHIEF FINANCIAL OFFICER
                            156 COMMISSION BOULEVARD
                           LAFAYETTE, LOUISIANA 70508
                            TELEPHONE: (318) 837-6047

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission (File No. 1-11263) are incorporated herein by reference:

         (1) OSCA, Inc. Annual Report on Form 10-K for the year ended December 31, 2000.

         (ii) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on May 30,2000.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the termination of the offering of the Shares made hereby shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The Company will provide without charge to each person to whom this Registration Statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been incorporated by reference in this Registration Statement, other than exhibits to such documents not specifically described above. Requests for such documents should be directed to:

                                STEVEN J. BRADING
                             CHIEF FINANCIAL OFFICER
                            156 COMMISSION BOULEVARD
                           LAFAYETTE, LOUISIANA 70508
                            TELEPHONE: (318) 837-6047


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
Item 4. DESCRIPTION OF SECURITIES

        Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        We are incorporated under the laws of the State of Delaware. Section
145 ("Section 145") of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "General Corporation Law"), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

CERTIFICATE OF INCORPORATION AND BY-LAWS

         Our Certificate of Incorporation and By-laws provide for the indemnification of officers and directors to the fullest extent permitted by the General Corporation Law.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS

23.1     Consent of Ernst & Young LLP.

24.1     Power of Attorney (included on signature page).

99.1     Osca, Inc. Savings Plan.

Item 9.  UNDERTAKINGS

(a)  RULE 415 OFFERING


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The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in Lafayette, Louisiana on April 3, 2001.

                                   OSCA, Inc.


                                           By: /s/ Robert L. Hollier
                                           -------------------------------------
                                                   Robert L. Hollier
                                           Chief Executive Officer and President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Steven J. Brading and Stephen Gray, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name please and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURE                                      TITLE                             DATE

By: /s/ Robert L. Hollier                         Principal executive officer and Director      April 3, 2001
               Robert L. Hollier
---------------------------------------------

By: /s/ Steven J. Brading                         Principal financial officer                   April 3, 2001
               Steven J. Brading
---------------------------------------------

By: /s/ Mark P. Bulriss                           Chairman of the Board of Directors            April 3, 2001
                Mark P. Bulriss
---------------------------------------------

By: /s/ Martin M. Hale                            Director                                      April 3, 2001
                Martin M. Hale
---------------------------------------------

By: /s/                                           Director                                      April 3, 2001
              Richard T. Higgons
---------------------------------------------

By: /s/ Mack G. Nichols                           Director                                      April 3, 2001
                Mack G. Nichols
---------------------------------------------

By: /s/ Richard A. Pattarozzi                     Director                                      April 3, 2001
             Richard A. Pattarozzi
---------------------------------------------

By: /s/ W. Bernard Pieper                         Director                                      April 3, 2001
               W. Bernard Pieper
---------------------------------------------

By: /s/ John L. Whitmire                          Director                                      April 3, 2001
               John L. Whitmire
---------------------------------------------


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   Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on April 3, 2001.

                                                 OSCA, INC.
                                                 SAVINGS PLAN

                                                 Dana Skaar, Vice President
                                                 -------------------------------
                                                 By:
                                                 Its: Trustee

                                                 Dorothy Sanmann, Vice President
                                                 -------------------------------
                                                 By:
                                                 Its: Trustee



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